Exhibit 5.1

                                POULTON & YORDAN
                                ATTORNEYS AT LAW

                       136 EAST SOUTH TEMPLE, SUITE 1700-A
                           SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                      Telephone: (801) 355-1341
                                                             Fax: (801) 355-2990

                                January 29, 2002



Board of Directors
EMPS Corporation
875 Donner Way, Unit 705
Salt Lake City, Utah 84108

         Re: Opinion and Consent of Counsel with respect to Registration Statement on Form S-8 for EMPS Corporation.

Gentlemen:

         You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and distribution of certain securities of the Company pursuant to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission.

         The proposed offering relates to up to 280,000 shares of common stock, $.001 par value (the "Common Stock"), to be offered to plan participants as outlined in the EMPS Corporation 1998 Stock Option Plan. It is our opinion that the shares of common stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

         We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                                         Very truly yours,

                                                         POULTON & YORDAN


                                                         /s/ Richard T. Ludlow
                                                         -----------------------
                                                         Richard T. Ludlow
                                                         Attorney at Law